Exhibit 99.1

JOINT FILING AGREEMENT
THIS JOINT FILING AGREEMENT, is entered into effective as of May 12, 2025, by and among Wynnchurch Partners IV, L.P., Wynnchurch Capital, L.P., WC Partners Executive IV, L.P., Wynnchurch Capital Partners IV, L.P., all organized under the laws of the Cayman Islands (other than Wynnchurch Capital, L.P., a Delaware limited partnership), and John A. Hatherly, Francis G. Hayes, Christopher P. O’Brien and Gregory B. Gleason, each a United States citizen.
WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended (the “Act”), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
Wynnchurch Partners IV, L.P., Wynnchurch Capital, L.P., WC Partners Executive IV, L.P., Wynnchurch Capital Partners IV, L.P., John A. Hatherly, Francis G. Hayes, Christopher P. O’Brien and hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one statement on Schedule 13G relating to their ownership of the Common Stock of Latham Group, Inc. and hereby further agree that said statement shall be filed on behalf of Wynnchurch Partners IV, L.P., Wynnchurch Capital, L.P., WC Partners Executive IV, L.P., Wynnchurch Capital Partners IV, L.P., John A. Hatherly, Francis G. Hayes. Christopher P. O’Brien and Gregory B. Gleason.  Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Latham Group, Inc.
IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.
WYNNCHURCH PARTNERS IV, L.P.

By: Wynnchurch Management, Ltd., its General Partner

By: /s/ Christopher P. O'Brien
Name: Christopher P. O’Brien
Title:   President

   WYNNCHURCH CAPITAL, L.P.

   WC Management Co – UGP LLC, its General Partner

   By: /s/ Christopher P. O'Brien
Name: Christopher P. O’Brien
Title:   Executive Vice President

   WC PARTNERS EXECUTIVE IV, L.P.

   By: Wynnchurch Partners IV, L.P., its General Partner

   By: Wynnchurch Management, Ltd., its General Partner

   By: /s/ Christopher P. O'Brien
Name: Christopher P. O’Brien
Title:   Executive Vice President

   WYNNCHURCH CAPITAL PARTNERS IV, L.P.

   By: Wynnchurch Partners IV, L.P., its General Partner

   By: Wynnchurch Management, Ltd., its General Partner

   By: /s/ Christopher P. O'Brien
Name: Christopher P. O’Brien
Title:   Executive Vice President

/s/ John A. Hatherly John A. Hatherly	/s/ Francis G. Hayes Francis G. Hayes
/s/ Christopher Patrick O'Brien Christopher Patrick O’Brien	/s/ Gregory B. Gleason Gregory B. Gleason